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                                                                    EXHIBIT 21.1

                                LOGIC WORKS, INC.

                             LISTING OF SUBSIDIARIES

                                DECEMBER 31, 1997

Name                                                       Jurisdiction
----                                                       ------------

Logic Works AG (in liquidation)                            Baar, Switerland
Logic Works Australia PTY LTD                              Sydney, Australia
Logic Works Europe                                         London, England
Logic Works GmbH                                           Hamburg, Germany
Logic Works International, Inc.                            Delaware, USA
Logic Works Limited                                        London, England
Logic Works France SARL                                    Paris, France
Logic Works Software Inc. - Logic Works Logiciel Inc.      New Brunswick, Canada
Logic Works Trading Company Inc.                           St. Michael, Barbados